Pohl, McMabola, Berg & Company, LLP
50 Francisco Street, Suite 120
San Francisco, California 94133
Tel. (415)399-1330
Fax (415)399-9212

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

                                   Re:  Phoenix Interests, Inc.
                                          File No. 000-30949

Dear Sir/Madam

        We have read Item 4 of the Form 8-K of Phoenix Interests, Inc. dated April 16, 2007 and agree with the statements concerning our firm contained therein.

                     Very truly yours,

                                                            Pohl, McMabola, Berg & Company, LLP